Exhibit 4.1.3

ALLY FINANCIAL INC.

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee

THIRD SUPPLEMENTAL INDENTURE

dated as of August 24, 2012

to

THE INDENTURE

dated as of September 24, 1996,

as amended by a First Supplemental Indenture dated as of January 1, 1998,

as further amended by a Second Supplemental Indenture dated as of June 30, 2006

THIRD SUPPLEMENTAL INDENTURE (“Third Supplemental Indenture”), dated as of August 24, 2012 between ALLY FINANCIAL INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York (successor to JP Morgan Chase Bank, N.A.), as Trustee (the “Trustee”), having its Corporate Trust Office at 101 Barclay Street, 4E, New York, New York 10286.

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998 and a Second Supplemental Indenture dated as of June 30, 2006 (the “Amended Indenture,” and together with this Third Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Ally Financial Term Notes;

WHEREAS, The Bank of New York Mellon became the successor trustee to JP Morgan Chase Bank, N.A. pursuant to Section 7.12 of the Amended Indenture;

WHEREAS, Ally Financial Inc. became the successor to General Motors Acceptance Corporation under Section 15.02 of the Amended Indenture pursuant to the following actions taken with the Secretary of State of the State of Delaware: (1) on July 20, 2006 General Motors Acceptance Corporation filed the Certificate of Conversion to Limited Liability Company of General Motors Acceptance Corporation to GMAC LLC and the Certificate of Formation of GMAC LLC, (2) on June 30, 2009 GMAC LLC filed the Certificate of Conversion from a Limited Liability Company to a Corporation pursuant to which its name was changed from GMAC LLC to GMAC Inc., and (3) on May 4, 2010 GMAC Inc. filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation pursuant to which its name was changed from GMAC Inc. to Ally Financial Inc.;

WHEREAS, Section 10.01(f) of the Amended Indenture permits the Company and the Trustee to change or eliminate any provisions of the Amended Indenture, subject to certain conditions, without the consent of the holders of any Notes outstanding;

WHEREAS, the changes provided for in this Third Supplemental Indenture shall not apply to any Note outstanding on the date hereof;

WHEREAS, the entry into this Third Supplemental Indenture, as required by Section 9.01 of the Amended Indenture, has been authorized by a Board Resolution; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture and whereas all actions required by it to be taken in order to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Interpretive Principles. For all purposes of this Third Supplemental Indenture:

(a) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Amended Indenture;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

Section 1.02. Definitions. The following changes are made to Section 1.01 of the Amended Indenture:

(a) Immediately preceding the defined term “Board of Directors”, the following shall be inserted:

“Ally Financial Term Notes:

The term ‘Ally Financial Term Notes’ shall mean Notes issued pursuant to this Indenture due from a minimum of nine months from the date of issue.”

(b) The defined term “Corporate Trust Office” shall be amended to read in its entirety as follows:

“Corporate Trust Office:

The The term ‘Corporate Trust Office’ shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of the Indenture is located at The Bank of New York Mellon, 101 Barclay Street, 4W, New York, New York 10286, Attention: Global Trust Services.”

(c) Immediately preceding the defined term “Maturity Date”, the following shall be inserted:

“Maturity:

The term ‘Maturity’ means the date on which the principal of an Ally Financial Term Note or an installment of principal becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at its Maturity Date or by declaration of acceleration or, if applicable, call for redemption at the Company’s option or repayment at the Holder’s option, or otherwise.”

(d) Immediately preceding the defined term “Officers’ Certificate”, the following shall be inserted:

“Officer:

The term ‘Officer’ means the President, Chief Executive Officer, the Chief Financial Officer, the Chief Risk Officer, any Senior Executive Vice President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, and the Treasurer and any Assistant Treasurer of Ally.”

(e) The defined term “Officers’ Certificate” shall be amended to read in its entirety as follows:

“Officer’s Certificate:

The term ‘Officer’s Certificate’ shall mean a certificate signed by an Officer of the Company.”

(f) The defined term “Original Issue Discount Notes” is revised by striking the words “Original Issue” and re-ordering alphabetically. All references to “Original Issue Discount Notes” are revised to refer to “Discount Notes.”

(g) Immediately preceding the defined term “Settlement Date”, the following shall be inserted:

“Series:

The term ‘series’ means a series, class or group of securities issuable hereunder pursuant to whose terms holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series.”

(h) The following language is deleted in its entirety:

“SMARTNOTES (SM):

The term ‘SmartNotes (SM)’ shall mean Notes issued pursuant to this Indenture from a minimum of nine months from date of issue.”

Section 1.03. Company. Ally Financial Inc. shall hereafter be the person named as the “Company” in the first paragraph of the Amended Indenture until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and each reference in the Amended Indenture to “General Motors Acceptance Corporation” shall be replaced where it appears with “Ally Financial Inc.”

Section 1.04. Trustee. The Bank of New York Mellon shall hereafter be the person named as the “Trustee” in the first paragraph of the Amended Indenture until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and each reference in the Amended Indenture to “The Chase Manhattan Bank” shall be replaced where it appears with “The Bank of New York Mellon.”

Section 1.05. Designation as Ally Financial Term Notes. All references in the Amended Indenture to “SmartNotes (SM)” are replaced with “Ally Financial Term Notes.”

ARTICLE 2

EXECUTION AND ISSUE OF NOTES

Section 2.01. Amount Unlimited; Issuable in Series. (a) For purposes of any series of Notes issued under the Indenture, Section 2.01 of the Amended Indenture is amended by striking the second sentence of the first paragraph and inserting the following:

“Global Notes will be delivered to the Trustee for authentication, after execution by the Company, and the Trustee shall thereupon authenticate and deliver said Notes to or upon a Company Order, or in accordance with procedures acceptable to the Trustee and set forth in a previously received Company Order, without any further action by the Company, but subject to the provisions of Section 2.03. Among other things, such procedures may specify that instructions to the Trustee as to the authentication and delivery of Notes may be (i) given on behalf of the Company by any of its authorized agents and/or (ii) provided pursuant to electronic instructions via e-mail or otherwise, and in each case the Trustee may (subject to Section 7.01 of the Amended Indenture) conclusively rely on such instructions as if given by the Company until such Company Order is expressly revoked by a subsequent Company Order. Notwithstanding the foregoing, the Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.”

(b) For purposes of any series of Notes issued under the Indenture, Section 2.01 of the Amended Indenture is amended by amending the third paragraph to read as follows:

“Prior to the issuance of any series of Notes, there shall be established certain terms in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, provided, that, in connection with the establishment pursuant to a Board Resolution of the initial Tranche of Notes of a particular series, such Officer’s Certificate may provide that the terms of subsequent Tranches of the same series of Notes, if the terms thereof are established pursuant to such Board Resolution, may be evidenced by the delivery by an Officer to the Trustee of a pricing supplement with respect to such Tranche, and such Officer’s Certificate shall be deemed to be delivered, together with such pricing supplement, as of the date of delivery of such pricing supplement to the Trustee, and the Trustee shall be protected (subject to Section 7.01 of the Amended Indenture) in relying on such documents until such Officer’s Certificate is expressly superseded or revoked. The terms of any series of Notes to be established in or pursuant to a Board Resolution or established in one or more indentures supplemental hereto include, together with any other terms as are not expressly prohibited in this Indenture, the following:”

(c) For purposes of any series of Notes issued under the Indenture, Section 2.01 of the Amended Indenture is amended by amending the final paragraph to add the following language at the end of the final sentence:

“provided, that, in connection with a particular series of Notes, the Trustee shall be entitled to receive such certification only at or before the time of the first request of the Company to the Trustee to authenticate a Tranche of such series and the Trustee shall be protected (subject to Section 7.01 of the Amended Indenture) in relying on such document in authenticating Tranches of Notes of such series until such document is superseded or revoked. Insofar as is consistent with the terms of this Indenture, the issuance and administration of Notes issued hereunder (including with respect to the Survivor’s Option) shall be governed by Administrative Procedures dated August 24, 2012, as may be amended from time to time.”

Section 2.02 Execution and Delivery of Notes. For purposes of any series of Notes issued under the Indenture, Section 2.04 of the Amended Indenture is amended by amending the first paragraph thereof in its entirety to read as follows:

“The Notes shall be signed on behalf of the Company by an Officer of the Company. Such signature may be the manual or facsimile signature of the present or any future such Officer.”

Section 2.03 Authentication of Notes. (a) For purposes of any series of Notes issued under the Indenture, Section 2.06 of the Amended Indenture is amended by amending the first paragraph thereof in its entirety to read as follows:

“At any time and from time to time after the execution and delivery of the Third Supplemental Indenture, the Company may deliver Global Notes of any series and/or Notes of any Tranche executed by the Company to the Trustee for authentication by the Trustee. The Trustee shall authenticate and deliver such Notes upon receipt of a Company Order, or in accordance with procedures acceptable to the Trustee and set forth in a previously received Company Order, for the authentication and delivery of Notes. Among other things, such procedures may specify that instructions to the Trustee as to the authentication and delivery of Notes may be (i) given on behalf of the Company by any of its authorized agents and/or (ii) provided pursuant to electronic instructions via e-mail or otherwise, and in each case the Trustee may (subject to Section 7.01 of the Amended Indenture) conclusively rely on such instructions as if given by the Company until such Company Order is expressly revoked by a subsequent Company Order.”

(b) For purposes of any series of Notes issued under the Indenture, Section 2.06 of the Amended Indenture is further amended by amending the existing second paragraph to add the following language at the end of the first sentence:

“unless established otherwise pursuant to Section 10.01.”

(c) For purposes of any series of Notes issued under the Indenture, Section 2.06 of the Amended Indenture is further amended by inserting two additional paragraphs following the first paragraph as a new second and third paragraph as follows:

“In authenticating the Notes of the first Tranche of any series and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel, prepared in accordance with Section 15.04 and substantially to the effect: (i) that the form or forms of such Notes have been established in accordance with Article two and in conformity with the other provisions of this Indenture; (ii) that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; (iii) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and (iv) that all conditions precedent, if any, provided for in the Indenture in respect of the authentication and delivery by the Company of such Notes have been complied with.

Notwithstanding the provisions of the preceding paragraph, if all Notes of a series are not to be originally issued at one time, it shall not be necessary to deliver the Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of Notes of each Tranche of such series if such Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the Notes of the first Tranche of such series to be issued.”

ARTICLE 3

REDEMPTION OF NOTES; SURVIVOR’S OPTION

Section 3.01. Redemption of Notes. (a) Section 3.01 of the Amended Indenture is amended by striking the first sentence of the second paragraph thereof in its entirety and inserting the following in its place:

“The Notes of any series for which redemption is available may be redeemed upon not less than 30 nor more than 60 days’ notice to holders of such Notes. The Company shall, at least 60 days prior (or any shorter period which the parties hereto may agree) to the date designated for redemption of Notes of any series, give written notice to the Trustee that Notes of such series will be redeemed on the redemption date specified in such notice (a ‘Redemption Date’).”

(b) Section 3.01 of the Amended Indenture is amended by striking the final closing parenthesis mark in the second to last sentence of the third paragraph and adding the following language:

“provided, that so long as the Notes to be redeemed are Book-Entry Notes, the Notes shall be redeemed in accordance with the then-applicable procedures of the Depositary for selecting such Notes).”

Section 3.02. Survivor’s Option. (a) Section 3.02 of the Amended Indenture is amended by striking the phrase “one percent (1%)” in the second paragraph thereof and inserting in its place the phrase “two percent (2%)”.

(b) Section 3.02 of the Amended Indenture is amended by striking the specified dollar amount of “$200,000” in the second paragraph thereof and inserting in its place the specified dollar amount of “$250,000.”

(c) Section 3.02 of the Amended Indenture is amended to add the following language at the end of the first paragraph:

“provided, that such beneficial owner shall have owned such Ally Financial Term Note at least six months prior to such beneficial owner’s death.”

(d) Section 3.02 of the Amended Indenture is amended by amending the last sentence of the second paragraph in its entirety to read as follows:

“Any Note (or portion thereof) tendered pursuant to exercise of the Survivor’s Option may be withdrawn by a written request by the Representative of the deceased owner received by the Trustee at lest 10 calendar days prior to the repayment date and approved by the Company.”

(e) Section 3.02 of the Amended Indenture is amended by stiking the third and fourth sentences of the third paragraph in their entirety and inserting in their place the following:

“Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the earlier of (1) the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance and (2) the stated maturity date for such note (the ‘repayment date.’). Each Note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation, including Notes that exceeded the Individual Put Limitation, shall be deemed to be tendered in the following calendar year in the order in which all such Notes (or portions thereof) were originally tendered, unless any such Note (or portion thereof) is validly withdrawn 10 or more days prior to the repayment date by the Representative for the deceased owner prior to its repayment.”

(f) Section 3.02 of the Amended Indenture is amended by amending the fourth paragraph thereof in its entirety to read as follows:

“Subject to the foregoing, in order for a Survivor’s Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased owner within one year of the date of death of the deceased beneficial owner: (i) an original, written request for repayment signed by the Representative, and such signature must be medallion guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of the Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee and the Company that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred, (C) the deceased was the owner of a beneficial interest in such Note at the time of death and at least six months prior to the death of such beneficial owner, and (D) the Note is beneficially owned at the time of exercise of the Survivor’s Option by the estate of the deceased beneficial owner or other person eligible to exercise such Survivor’s Option, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee and the Company from such nominee attesting to the deceased’s ownership of a beneficial interest in such Note, (vi) tax waivers and any other instrument or documents that the Trustee and the Company reasonably requests in order to establish the validity of the beneficial ownership of the Note and the claimant’s entitlement to payment, and (vii) any additional information that the Trustee and the Company reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the Note. Subject to the Company’s right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee and the Company, in their sole discretion, which determination shall be final and binding on all parties.”

(g) Section 3.02 of the Amended Indenture is amended by adding the following language to the end of the fifth paragraph thereof:

“and the trust has the same social security number as the deceased.”

(h) Section 3.02 of the Amended Indenture is amended by amending the sixth paragraph thereof in its entirety to read as follows:

“For Notes represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor’s Option for such Note. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner within one year of the date of death of the beneficial owner of such Note (i) the documents described in clauses (i), (iii), (v), (vi) and (vii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option.

Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence, (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner, (iii) a detailed description of the Note, including CUSIP, interest rate, if any, and Maturity Date, and (iv) the deceased owner’s social security number. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.”

ARTICLE 4

PAYMENT AND PAYING AGENTS

Section 4.01. Payment of Principal and Interest. (a) Section 4.01 of the Amended Indenture is amended by adding the following language at the end of the sixth paragraph thereof:

“With respect to any certificated Note, payments of principal, premium, if any, and interest, if any, at the Maturity Date will be made in immediately available funds upon surrender of the Note at the office of the Paying Agent, provided that such Note is presented to the Paying Agent in time for the Paying Agent to make payments in funds in accordance with its normal procedures.”

(b) Section 4.01 of the Amended Indenture is amended by adding the following language at the end of the eighth paragraph thereof:

“With respect to any Book-Entry Notes, principal and premium, if any, and interest, if any, payable at Maturity will be made by wire transfer in immediately available funds to an account specified by the Depositary.”

ARTICLE 5

REPORTS BY THE COMPANY

Section 5.01. Reports by the Company. (a) Section 5.03 of the Amended Indenture is amended by striking the phrase “The Company shall” in the lead-in thereof and inserting “The Company shall” at the beginning of each of subparagraphs (a), (b) and (c) of Section 5.03.

(b) Section 5.03 of the Amended Indenture is amended by adding the new subparagraph (d) as follows:

“(d) The Company shall not be required to file or deliver any information, documents or reports otherwise required by subparagraphs (a), (b) or (c) of this Section 5.03 if such information, documents or reports are publicly available on the Security Exchange Commission’s EDGAR system within the time period provided for in such subparagraphs with respect to such information, documents or reports.”

(c) Section 5.03 of the Amended Indenture is amended by adding the new subparagraph (e) as follows:

“(e) Notwithstanding anything to the contrary contained herein, the Trustee shall not be charged with the knowledge of the contents of any of the reports the Company is required to deliver under this Section 5.03.”

ARTICLE 6

MISCELLANEOUS PROVISIONS OF AMENDED INDENTURE

Section 6.01. Direction of Proceedings and Waiver of Default. Section 6.06 of the Amended Indenture shall be amended by adding to the end of the first paragraph thereof the following:

“Notwithstanding anything to the contrary contained herein, the Trustee shall not be required to take any action or direction hereunder unless one or more of the holders of Notes shall have provided the Trustee with indemnity or security satisfactory to it in connection with such request or direction, including, without limitation, for the reasonable fees, expenses and costs of the Trustee and its agents and counsel related to such request or direction.”

Section 6.02. Concerning the Trustee. Section 7.02 of the Amended Indenture is amended to add additional subparagraphs (h), (i) and (j) as follows:

“(h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has received written notice of such a default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.”

Section 6.03. Compensation and Expenses of Trustee. Section 7.06 of the Amended Indenture is amended by adding a new paragraph following the first paragraph thereof as follows:

“When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(d) or Section 6.01(e), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.”

Section 6.04. Officers’ Certificate as Evidence. Section 7.07 of the Amended Indenture is amended to read in its entirety:

“Section 7.07. OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS EVIDENCE. Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the trustee, be deemed to be conclusively proved and established by an Officer’s Certificate, an Opinion of Counsel or both delivered to the trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.”

Section 6.05. Addresses for Notices, Etc. (a) Section 15.03 of the Amended Indenture is amended by striking “General Motors Acceptance Corporation, Attention: Corporate Secretary, 3044 West Grand Blvd., Detroit, Michigan 48202” and inserting in its place “Ally Financial Inc., Attention: Corporate Secretary, 200 Renaissance Center, P.O. Box 200, Detroit, Michigan, 48265-2000.”

(b) Section 15.03 of the Amended Indenture is amended by striking “450 West 33rd Street, 15th Floor, New York, New York 10001-2697” and inserting in its place “101 Barclay Street, 4E, New York, New York 10286 (in all cases with a copy to The Bank of New York Mellon, c/o The Bank of New York Mellon Trust Company, N.A., 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attn: Corporate Trust Administration) or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee.”

Section 6.06. Evidence of Compliance With Conditions Precedent. For purposes of any series of Notes, including any Tranche within such series, issued under the Indenture, Section 15.04 of the Amended Indenture is amended by adding the following language to the end of the first sentence thereof:

“provided, that, in connection with the authentication of Notes of any Tranche of Notes of a particular series, the Trustee shall be entitled to receive such Officer’s Certificate and Opinion of Counsel only at or before the time of the first request of the Company to the Trustee to authenticate a Tranche of such series and the Trustee shall be protected (subject to Section 7.01 of the Amended Indenture) in relying on such documents in authenticating Tranches of Notes of such series until such documents are superseded or revoked.”

Section 6.07. Waiver of Jury Trial. Article 15 of the Amended Indenture is amended by adding a new Section 15.11 as follows:

“Section 15.11. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.”

Section 6.08. Force Majeure. Article 15 of the Amended Indenture is amended by adding a new Section 15.12 as follows:

“SECTION 15.12 FORCE MAJEURE. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.”

Section 6.09. Satisfaction, Discharge and Defeasance of Notes of Any Series. Section 13.05 of the Amended Indenture is amended by striking subparagraph (3) and inserting the following:

“(3) The Company has delivered to the Trustee an Opinion of Counsel stating that the beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred (which Opinion of Counsel, in the case of a legal defeasance only, shall be based on either (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling to such effect or (ii) a change in applicable U.S. federal income tax law after the date of this Indenture), and ..”

ARTICLE 7

MISCELLANEOUS

Section 7.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Third Supplemental Indenture by each of the Company and the Trustee, the Amended Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes.

Section 7.02. Confirmation of Indenture. The Amended Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Amended Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument. This Third Supplemental Indenture constitutes an integral part of the Indenture. In the event of a conflict between the terms and conditions of the Amended Indenture and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall prevail.

Section 7.03. Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Amended Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 7.04. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.05. Separability. In case any provision contained in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.06. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

ALLY FINANCIAL INC.

By:	/s/ David J. DeBrunner
	Name:	David J. DeBrunner
	Title:	Vice President, Chief Accounting Officer and Controller

By:	/s/ Cathy L. Quenneville
	Name:	Cathy. L. Quenneville
	Title:	Secretary

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Signature Page to Third Supplemental Indenture]